Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
03/18/2025	9	28.31	(3)
03/19/2025	878	29.20	(4)
03/20/2025	27	29.29	(5)
03/21/2025	1,339	28.16	(6)
03/21/2025	8	28.77	(7)
03/24/2025	69	29.18	(8)
03/28/2025	5	27.63	(9)
04/01/2025	37	26.92	(10)
04/03/2025	4	25.19	(11)
04/14/2025	1	25.64	(12)
04/22/2025	1,869	24.18	(13)
04/23/2025	2,711	26.16	(14)
04/24/2025	385	30.65	(15)
04/24/2025	132	31.12	(16)
04/25/2025	2,488	31.21	(17)
04/29/2025	14	29.74	(18)
04/30/2025	2,650	29.27	(19)
05/01/2025	978	29.75	(20)
05/02/2025	126	30.84	(21)
05/06/2025	590,286	42.16	(22)
05/07/2025	133,900	42.28	(23)
05/08/2025	249,651	42.11	(24)
05/09/2025	175,534	42.25	(25)
05/12/2025	111,237	42.17	(26)
05/13/2025	111,659	42.16	(27)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $28.31 per share, at prices ranging from $28.2311 to $28.45 per share.

(4) Reflects a weighted average purchase price of $29.20 per share, at prices ranging from $28.755 to $29.62 per share.

(5) Reflects a weighted average purchase price of $29.29 per share, at prices ranging from $29.142 to $29.4495 per share.

(6) Reflects a weighted average purchase price of $28.16 per share, at prices ranging from $27.72 to $28.7197 per share.

(7) Reflects a weighted average purchase price of $28.77 per share, at prices ranging from $28.72 to $28.549 per share.

(8) Reflects a weighted average purchase price of $29.18 per share, at prices ranging from $28.875 to $29.52 per share.

(9) Reflects a weighted average purchase price of $27.63 per share, at prices ranging from $27.5532 to $27.7689 per share.

(10) Reflects a weighted average purchase price of $26.92 per share, at prices ranging from $26.625 to $27.17per share.

(11) Reflects a weighted average purchase price of $25.19 per share, at prices ranging from $25.13 to $25.27 per share.

(12) Reflects a weighted average purchase price of $25.64 per share, at prices ranging from $25.64 to $25.64 per share.

(13) Reflects a weighted average purchase price of $24.18 per share, at prices ranging from $23.965 to $24.56 per share.

(14) Reflects a weighted average purchase price of $26.16 per share, at prices ranging from $25.5938 to $26.59 per share.

(15) Reflects a weighted average purchase price of $30.65 per share, at prices ranging from $29.95 to $30.925 per share.

(16) Reflects a weighted average purchase price of $31.12 per share, at prices ranging from $31.001 to $31.29 per share.

(17) Reflects a weighted average purchase price of $31.21 per share, at prices ranging from $30.88 to $31.54 per share.

(18) Reflects a weighted average purchase price of $29.73 per share, at prices ranging from $29.5671 to $29.8677 per share.

(19) Reflects a weighted average purchase price of $29.27 per share, at prices ranging from $29.0448 to $29.6046 per share.

(20) Reflects a weighted average purchase price of $29.75 per share, at prices ranging from $29.435 to $30.16 per share.

(21) Reflects a weighted average purchase price of $30.84 per share, at prices ranging from $30.79 to $30.9174 per share.

(22) Reflects a weighted average purchase price of $42.16 per share, at prices ranging from $41.95 to $42.38 per share.

(23) Reflects a weighted average purchase price of $42.28 per share, at prices ranging from $42.22 to $42.39 per share.

(24) Reflects a weighted average purchase price of $42.11 per share, at prices ranging from $42 to $42.305 per share.

(25) Reflects a weighted average purchase price of $42.25 per share, at prices ranging from $42.13 to $42.32 per share.

(26) Reflects a weighted average purchase price of $42.17 per share, at prices ranging from $42.08 to $42.32 per share.

(27) Reflects a weighted average purchase price of $42.16 per share, at prices ranging from $42.06 to $42.26 per share.

Date	Number of Shares Sold	Price Per Share($) (1)(2)
03/17/2025	16	29.43	(3)
03/27/2025	168	28.36	(4)
03/28/2025	14	27.68	(5)
04/01/2025	37	26.71	(6)
04/02/2025	663	27.84	(7)
04/03/2025	417	25.03	(8)
04/04/2025	167	23.77	(9)
04/07/2025	2,829	23.89	(10)
04/07/2025	311	24.35	(11)
04/09/2025	867	25.82	(12)
04/09/2025	40	26.10	(13)
04/10/2025	364	24.88	(14)
04/11/2025	1,551	25.24	(15)
04/11/2025	109	25.56	(16)
04/14/2025	564	25.34	(17)
04/28/2025	3,908	30.43	(18)
04/29/2025	1,044	30.08	(19)
05/01/2025	15	29.71	(20)
05/05/2025	423	31.48	(21)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $29.43 per share, at prices ranging from $29.3 to $29.499 per share.

(4) Reflects a weighted average purchase price of $28.36 per share, at prices ranging from $28.245 to $28.549 per share.

(5) Reflects a weighted average purchase price of $27.68 per share, at prices ranging from $27.44 to $27.895 per share.

(6) Reflects a weighted average purchase price of $26.71 per share, at prices ranging from $26.52 to $26.935 per share.

(7) Reflects a weighted average purchase price of $27.84 per share, at prices ranging from $27.425 to $28.1637 per share.

(8) Reflects a weighted average purchase price of $25.03 per share, at prices ranging from $24.705 to $25.365 per share.

(9) Reflects a weighted average purchase price of $23.77 per share, at prices ranging from $23.615 to $23.93 per share.

(10) Reflects a weighted average purchase price of $23.89 per share, at prices ranging from $23.21 to $24.2 per share.

(11) Reflects a weighted average purchase price of $24.35 per share, at prices ranging from $24.22 to $24.58 per share.

(12) Reflects a weighted average purchase price of $25.82 per share, at prices ranging from $25.0944 to $26.0726 per share.

(13) Reflects a weighted average purchase price of $26.10 per share, at prices ranging from $26.1011 to $26.1121 per share.

(14) Reflects a weighted average purchase price of $24.88 per share, at prices ranging from $24.74 to $25 per share.

(15) Reflects a weighted average purchase price of $25.24 per share, at prices ranging from $24.5 to $25.49 per share.

(16) Reflects a weighted average purchase price of $25.56 per share, at prices ranging from $25.5 to $25.66 per share.

(17) Reflects a weighted average purchase price of $25.34 per share, at prices ranging from $24.88 to $25.775 per share.

(18) Reflects a weighted average purchase price of $30.43 per share, at prices ranging from $30.08 to $31.03 per share.

(19) Reflects a weighted average purchase price of $30.086 per share, at prices ranging from $29.81 to $30.4637 per share.

(20) Reflects a weighted average purchase price of $29.71 per share, at prices ranging from $29.63 to $29.8214 per share.

(21) Reflects a weighted average purchase price of $31.48 per share, at prices ranging from $31.12 to $31.62 per share.